Exhibit 99.1

NEWS RELEASE 9025 N. Lindbergh Drive | Peoria, IL 61615-1431 P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com
RLI Corp.

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI reports second quarter 2012 results

PEORIA, ILLINOIS, July 18, 2012 — RLI Corp. (NYSE: RLI) — RLI Corp. reported second quarter 2012 operating earnings of $25.2 million ($1.17 per share), compared to $38.5 million ($1.80 per share) for the second quarter of 2011. For the six months ended June 30, 2012, operating earnings were $45.8 million ($2.13 per share) compared to $63.3 million ($2.97 per share) for the same period in 2011.

	Second Quarter
Earnings Per Diluted Share	2012	2011*
Operating earnings (1)	$1.17	$1.80
Net earnings	$1.15	$2.11

*Second quarter 2011 results were revised to reflect the retrospective adoption of a new accounting standard for policy acquisition costs.

(1) See discussion of non-GAAP financial measures on page 3.

Highlights for the quarter included:

•                  9% growth in gross premiums written.

•                  Underwriting income of $21.6 million, resulting in a combined ratio of 84.7.

•                  Book value per share of $40.24, an increase of 7.4% from year end 2011.

•                  $26.5 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  $12.0 million net decrease in underwriting income resulting from 2012 spring storms.

“We are pleased with our performance and once again our underwriters delivered excellent results,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Premium production benefitted from improved market conditions, particularly within the casualty segment during the quarter. Our underwriters are seeing increased submission flow but remain, as always, disciplined in their pricing and risk selection.”

“We continued our long-standing underwriting track record, as evidenced by the 84.7 combined ratio this quarter, consistent with the 85 combined ratio we have averaged over the last 10 years. We remain well-positioned to succeed in all market conditions,” said Michael.

Underwriting income

RLI achieved $21.6 million of underwriting income in the second quarter of 2012 on an 84.7 combined ratio, compared to $42.1 million of underwriting income on a 67.8 combined ratio in the same quarter for 2011.

Underwriting Income (Loss)	Second Quarter
(in millions)	2012	2011*
Casualty	$11.0	$25.9
Property	(0.3)	7.4
Surety	10.9	8.8
Total	$21.6	$42.1

	Second Quarter
Combined Ratio	2012	2011*
Casualty	83.2	55.7
Property	100.6	84.5
Surety	58.2	64.1
Total	84.7	67.8

*Second quarter 2011 results were revised to reflect the retrospective adoption of a new accounting standard for policy acquisition costs.

Both periods were impacted by approximately $12 million in spring storm losses. Results for 2012 include $26.5 million in favorable development in prior years’ loss reserves, compared to $42.7 million in favorable development in prior years’ loss reserves in 2011.

— more —

RLI reported year-to-date underwriting income of $36.6 million representing an 86.9 combined ratio through June 30, 2012, versus $63.0 million of underwriting income representing a 74.5 combined ratio for the same period last year.

Other income

RLI’s net investment income for the quarter declined 2.3% to $14.8 million, compared to the same period in 2011. For the six-month period ended June 30, 2012, investment income was $30.1 million versus $31.5 million for the same period in 2011. The investment portfolio’s total return was 1.5% for the quarter. The bond portfolio gained 2.0% in the quarter, and the equity portfolio’s return was -0.1%. Through six months, the investment portfolio’s total return was 4.0% with the bond portfolio returning 3.0% and equities returning 7.5%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $30.6 million for the quarter ($1.42 per share) compared to $47.8 million ($2.24 per share) for the same quarter in 2011. Year-to-date comprehensive earnings were $69.5 million ($3.23 per share), compared to $80.7 million ($3.79 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $4.1 million compared to $3.9 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses. For the six-month period, equity in earnings of unconsolidated investee was $7.1 million versus $6.5 million in 2011.

Dividend paid in the second quarter 2012

On June 20, 2012, the company paid a dividend of $0.32 per share, its 144th consecutive quarterly dividend paid to shareholders. This dividend represents a $0.02 increase over the prior quarter, marking the 37th consecutive year that RLI has increased its dividend.

Recently adopted accounting standard

As previously disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2011, accounting guidance for deferred acquisition costs incurred by insurance entities changed in 2012 under ASU 2010-26, Financial Services — Insurance (Topic 944) Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

We adopted this new accounting standard, effective January 1, 2012, on a retrospective basis. Our adoption of the new standard resulted in a $40.3 million reduction of deferred policy acquisition costs asset and a $26.2 million decrease to consolidated shareholders’ equity, net of a $14.1 million deferred income tax benefit at December 31, 2011. The adjustment to shareholders’ equity resulted in a reduction in book value of $1.24 per share based on the number of shares outstanding at January 1, 2012.

The new standard affects the timing of the recognition of policy acquisition expenses. Costs associated with unsuccessful efforts or costs that cannot be tied directly to a successful policy acquisition are treated as period costs and expensed as incurred, as opposed to being deferred and amortized as the premium is earned. In periods of expansion, the new standard will result in an acceleration of expense recognition. In periods of contraction, the inverse will occur.

Comparative period information for the second quarter of 2011 has been revised to reflect changes resulting from our retrospective adoption of the new accounting standard. The second quarter of 2011 was a period where premium and business expanded. As a result, the application of the new standard resulted in a $3.7 million increase in policy acquisition costs recognized in the revised second quarter of 2011, and a corresponding 2.8 point increase to our revised combined ratio. The revised net earnings decreased by $2.4 million, or $0.11 per share.  For the six-month period ended June 30, 2011, the application of the new standard resulted in a $1.8 million increase to policy acquisition costs, a 0.7 point increase to our combined ratio, and a $1.1 million, or $0.05 per share, decrease to net earnings. From a current year perspective, the impact of applying the new standard to the second quarter of 2012 resulted in an increase of approximately $1.9 million in policy acquisition costs recognized, which decreased net earnings by $0.06 per share. For the six-month period ended June 30, 2012, policy acquisition costs recognized have increased $3.5 million, which decreased net earnings by $0.11 per share. The increase in expense was due largely to costs associated with Contractors Bonding and Insurance Company, but was also impacted by investments in expansion of other products. Going forward, however, the impact of this new standard will vary based on expansion or contraction, as well as changes in mix of business.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

During the second quarter, the Company’s A+ “Superior” financial strength rating was reaffirmed by A.M. Best for the following RLI insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, and RLI Indemnity Company. In addition, Contractors Bonding and Insurance Company’s rating was upgraded to A+ “Superior” from A “Excellent”.

At 10 a.m. central time (CT) tomorrow, July 19, 2012, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at www.rlicorp.com.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2011.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2012	2011		2012	2011
	2nd Qtr	2nd Qtr		6 Mos.	6 Mos.
Operating Earnings Per Share	$1.17	$1.80	(1)	$2.13	$2.97	(1)

Specific items included in operating earnings per share: (2) (3)
• Favorable development on casualty prior years’ reserves	$0.47	$0.90		$0.65	$1.13
• Favorable development on property prior years’ reserves	$0.11	$0.26		$0.18	$0.31
• Favorable development on surety prior years’ reserves	$0.22	$0.15		$0.17	$0.19
• Catastrophe impact
• 2012 spring storms	$(0.36)	$—		$(0.36)	$—
• 2011 spring storms	$(0.03)	$(0.36)		$(0.03)	$(0.36)
• 2011 Hurricane Irene	$0.03	$—		$0.06	$—

(1) 2011 results revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

(2) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(3) Reserve development reflects changes from previously estimated losses.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011 (1)	% Change	2012	2011 (1)	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$141,584	$130,826	8.2%	$278,864	$246,877	13.0%
Net investment income	14,826	15,180	-2.3%	30,119	31,483	-4.3%
Net realized investment gains (losses)	(664)	10,050		10,752	14,522	-26.0%
Consolidated revenue	155,746	156,056	-0.2%	319,735	292,882	9.2%

Loss and settlement expenses	61,005	30,363	100.9%	122,888	77,234	59.1%
Policy acquisition costs	48,173	46,243	4.2%	96,370	84,861	13.6%
Other insurance expenses	10,783	12,130	-11.1%	23,042	21,745	6.0%
Interest expense on debt	1,525	1,512	0.9%	3,025	3,024	0.0%
General corporate expenses	1,815	1,964	-7.6%	3,802	3,969	-4.2%
Total expenses	123,301	92,212	33.7%	249,127	190,833	30.5%

Equity in earnings of unconsolidated investee	4,123	3,886	6.1%	7,069	6,502	8.7%

Earnings before income taxes	36,568	67,730	-46.0%	77,677	108,551	-28.4%
Income tax expense	11,820	22,738	-48.0%	24,891	35,853	-30.6%
Net earnings	$24,748	$44,992	-45.0%	$52,786	$72,698	-27.4%

Other comprehensive earnings, net of tax	5,890	2,760	113.4%	16,666	8,008	108.1%

Comprehensive earnings	$30,638	$47,752	-35.8%	$69,452	$80,706	-13.9%

Operating earnings:(2)
Net earnings	$24,748	$44,992	-45.0%	$52,786	$72,698	-27.4%
Less: Realized investment gains (losses), net of tax	(431)	6,533		6,989	9,440	-26.0%
Operating earnings	$25,179	$38,459	-34.5%	$45,797	$63,258	-27.6%

Return on Equity:
Net earnings (trailing four quarters)				12.8%	17.1%
Comprehensive earnings (trailing four quarters)				16.4%	20.6%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,514	21,332		21,521	21,315

EPS from operations (2)	$1.17	$1.80	-35.0%	$2.13	$2.97	-28.3%
Realized gains (losses), net of tax	(0.02)	0.31		0.32	0.44	-27.3%
Net earnings per share	$1.15	$2.11	-45.5%	$2.45	$3.41	-28.2%

Comprehensive earnings per share	$1.42	$2.24	-36.6%	$3.23	$3.79	-14.8%

Cash dividends per share	$0.32	$0.30	6.7%	$0.62	$0.59	5.1%

Net Cash Flow provided by (used in) Operations (3)	$(28,806)	$65,928		$(32,053)	$83,866

(1)	Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.
(2)	See discussion of non-GAAP financial measures on page 3.
(3)

Operating cash flow was higher in the second quarter of 2011 due to $50 million in cash collateral received on a commercial surety account. During the second quarter of 2012, this collateral was returned and replaced with a letter of credit.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2012	2011 (1)	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,404,470	$1,406,550	-0.1%
(amortized cost - $1,335,245 at 6/30/12)
(amortized cost - $1,345,961 at 12/31/11)
Equity securities	406,074	388,689	4.5%
(cost - $269,301 at 6/30/12)
(cost - $269,400 at 12/31/11)
Cash and cash equivalents	98,051	105,049	-6.7%
Total investments and cash	1,908,595	1,900,288	0.4%

Premiums and reinsurance balances receivable	166,810	124,496	34.0%
Ceded unearned premiums	74,598	61,629	21.0%
Reinsurance recoverable on unpaid losses	321,688	353,805	-9.1%
Deferred acquisition costs	55,924	52,105	7.3%
Property and equipment	20,710	20,104	3.0%
Investment in unconsolidated investee	56,558	49,968	13.2%
Goodwill and intangibles	60,014	60,482	-0.8%
Other assets	24,608	31,957	-23.0%
Total assets	$2,689,505	$2,654,834	1.3%

Unpaid losses and settlement expenses	1,109,502	1,150,714	-3.6%
Unearned premiums	385,344	341,267	12.9%
Reinsurance balances payable	64,122	50,861	26.1%
Funds held	59,595	110,555	-46.1%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	50,905	37,867	34.4%
Accrued expenses	36,888	58,883	-37.4%
Other liabilities	29,424	12,053	144.1%
Total liabilities	1,835,780	1,862,200	-1.4%
Shareholders’ equity	853,725	792,634	7.7%
Total liabilities & shareholders’ equity	$2,689,505	$2,654,834	1.3%

OTHER DATA

Common shares outstanding (in 000’s)	21,218	21,162

Book value per share	$40.24	$37.46	7.4%
Closing stock price per share	$68.20	$72.86	-6.4%
Cash dividends per share - ordinary	$1.26	$1.19	5.9%
Cash dividends per share - special	$—	$5.00

Statutory Surplus	$780,746	$710,186	9.9%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2012

Gross premiums written	$104,314		$97,209		$28,361		$229,884
Net premiums written	76,764		70,341		26,308		173,413
Net premiums earned	65,705		49,848		26,031		141,584
Net loss & settlement expenses	30,928	47.1%	32,387	65.0%	(2,310)	-8.9%	61,005	43.1%
Net operating expenses	23,726	36.1%	17,751	35.6%	17,479	67.1%	58,956	41.6%
Underwriting income (loss)	$11,051	83.2%	$(290)	100.6%	$10,862	58.2%	$21,623	84.7%

2011 (1)

Gross premiums written	$85,616		$97,418		$27,462		$210,496
Net premiums written	62,848		81,198		26,014		170,060
Net premiums earned	58,332		47,963		24,531		130,826
Net loss & settlement expenses	8,629	14.8%	22,695	47.3%	(961)	-3.9%	30,363	23.2%
Net operating expenses	23,859	40.9%	17,836	37.2%	16,678	68.0%	58,373	44.6%
Underwriting income	$25,844	55.7%	$7,432	84.5%	$8,814	64.1%	$42,090	67.8%

Six Months Ended June 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2012

Gross premiums written	$188,682		$161,061		$56,159		$405,902
Net premiums written	139,628		118,010		52,333		309,971
Net premiums earned	129,215		96,840		52,809		278,864
Net loss & settlement expenses	69,797	54.0%	48,453	50.0%	4,638	8.9%	122,888	44.1%
Net operating expenses	47,815	37.0%	36,760	37.9%	34,837	66.0%	119,412	42.8%
Underwriting income	$11,603	91.0%	$11,627	87.9%	$13,334	74.9%	$36,564	86.9%

2011 (1)

Gross premiums written	$151,162		$153,706		$48,951		$353,819
Net premiums written	111,611		124,978		46,106		282,695
Net premiums earned	113,311		88,789		44,777		246,877
Net loss & settlement expenses	38,890	34.3%	37,064	41.7%	1,280	2.9%	77,234	31.3%
Net operating expenses	43,040	38.0%	34,260	38.6%	29,306	65.4%	106,606	43.2%
Underwriting income	$31,381	72.3%	$17,465	80.3%	$14,191	68.3%	$63,037	74.5%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.